Exhibit 99.1

For further information, contact: John Spencer Ahn Investor Relations 408-222-7544 johnahn@marvell.com	Sue Kim Media Relations 408-222-1942 suekim@marvell.com

Marvell Technology Group Ltd. Reports Fourth Fiscal Quarter and Fiscal Year 2015 Financial Results

Santa Clara, Calif. (February 19, 2015) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions, today reported financial results for the fourth fiscal quarter and fiscal year 2015, ended January 31, 2015.

Key Fourth Quarter of Fiscal 2015 and Fiscal Year 2015 Financial Highlights

¡	Revenue: Q4 FY 2015, $857 Million; FY 2015, $3.7 Billion

¡	GAAP Net Income: Q4 FY 2015, $82 Million; FY 2015, $435 Million

¡	GAAP Diluted EPS: Q4 FY 2015, $0.16; FY 2015, $0.84

¡	Non-GAAP Net Income: Q4 FY 2015, $131 Million; FY 2015, $611 Million

¡	Non-GAAP Diluted EPS: Q4 FY 2015, $0.25; FY2015, $1.15

¡	Free Cash Flow: Q4 FY 2015, $135 Million; FY 2015, $650 Million

First Quarter of Fiscal 2016 Financial Outlook

Marvell’s financial outlook does not include the potential impact of future share repurchases, pending litigation matters, business combinations, asset acquisitions or other investments that may be completed after February 18, 2015.

¡	Revenue is expected to be in the range of $810 Million to $830 Million.

¡	GAAP Gross Margin is expected to be in the range of 50.1% +/- 100 bps. Non-GAAP Gross Margin is expected to be in the range of 50.5% +/- 100 bps.

¡	GAAP Operating Expenses are expected to be in the range of $360 Million +/- $10 Million. Non-GAAP Operating Expenses to be in the range of $320 Million +/- $10 Million.

¡	GAAP Diluted EPS expected to be in the range of $0.09 +/- $0.01. Non-GAAP Diluted EPS expected to be in the range of $0.18 +/- $0.01.

Fourth Quarter of Fiscal 2015 and Fiscal Year 2015 Summary

Revenue for the fourth quarter of fiscal 2015 was $857 million, down approximately 8 percent from $930 million in the third quarter of fiscal 2015, ended November 1, 2014, and down approximately 8 percent from $932 million in the fourth quarter of fiscal 2014, ended February 1, 2014.

For the fiscal year ended January 31, 2015, revenue was $3.7 billion, an increase of 9 percent from revenue of $3.4 billion for the fiscal year ended February 1, 2014.

GAAP net income for the fourth quarter of fiscal 2015 was $82 million, or $0.16 per share (diluted), compared with GAAP net income of $115 million, or $0.22 per share (diluted), for the third quarter of fiscal 2015, and $97 million, or $0.19 per share (diluted), for the fourth quarter of fiscal 2014.

For the fiscal year ended January 31, 2015, GAAP net income was $435 million, or $0.84 per share (diluted), compared with GAAP net income of $315 million, or $0.63 per share (diluted), for the fiscal year ended February 1, 2014.

Non-GAAP net income was $131 million, or $0.25 per share (diluted), for the fourth quarter of fiscal 2015, compared with non-GAAP net income of $155 million, or $0.29 per share (diluted), for the third quarter of fiscal 2015 and $151 million, or $0.29 per share (diluted), for the fourth quarter of fiscal 2014.

For the fiscal year ended January 31, 2015, non-GAAP net income was $611 million, or $1.15 per share (diluted), compared with non-GAAP net income of $530 million, or $1.02 per share (diluted) for the fiscal year ended February 1, 2014.

Marvell reports net income, basic and diluted net income per share, in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income to non-GAAP net income for the three months ended January 31, 2015, November 1, 2014 and February 1, 2014 appear in the financial statements below. Non-GAAP net income, where applicable, excludes the effect of share-based compensation, amortization and write-off of acquired intangible assets, acquisition-

related costs, restructuring and other exit related costs, litigation settlement, and certain one-time expenses and benefits.

GAAP gross margin for the fourth quarter of fiscal 2015 was 51.4 percent, compared to 51.1 percent for the third quarter of fiscal 2015 and 48.8 percent for the fourth quarter of fiscal 2014. GAAP gross margin for fiscal year 2015 was 50.3 percent as compared to 51.1 percent in fiscal year 2014.

Non-GAAP gross margin for the fourth quarter of fiscal 2015 was 51.8 percent, compared to 51.0 percent for the third quarter of fiscal 2015 and 50.1 percent for the fourth quarter of fiscal 2014. Non-GAAP gross margin for fiscal year 2015 was as 50.5 percent compared to 51.8 percent in fiscal year 2014.

Shares used to compute GAAP net income per diluted share for the fourth quarter of fiscal 2015 were 522 million shares, compared with 520 million shares in the third quarter of fiscal 2015 and 510 million shares in the fourth quarter of fiscal 2014. Shares used to compute GAAP net income per diluted share for fiscal year 2015 were 521 million shares as compared to 504 million shares for fiscal year 2014.

Shares used to compute non-GAAP net income per diluted share for the fourth quarter of fiscal 2015 were 533 million shares, compared with 533 million shares for the third quarter of fiscal 2015 and 523 million shares for the fourth quarter of fiscal 2014. Shares used to compute non-GAAP net income per share diluted share for fiscal year 2015 was 532 million shares as compared with 519 million shares for fiscal year 2014.

Cash flow from operations for the fourth quarter of fiscal 2015 was $155 million, compared to the $195 million reported in the third quarter of fiscal 2015 and the $100 million reported in the fourth quarter of fiscal 2014. Cash flow from operations for fiscal year 2015 was $742 million, compared to $448 million in fiscal year 2014. Free cash flow for the fourth quarter of fiscal 2015 was $135 million, compared to the $167 million reported in the third quarter of fiscal 2015 and the $82 million reported in the fourth quarter of fiscal 2014. Free cash flow for fiscal year 2015 was $650 million, compared to $356 million in fiscal year 2014. Free cash flow as presented above is defined as cash flow from operations, less capital expenditures and purchases of technology licenses reported under investing and financing activities in the consolidated statement of cash flows.

Under the company’s authorized share repurchase program, Marvell repurchased approximately 1.4 million shares for a total of $20 million in the fourth quarter of fiscal 2015. Marvell paid a quarterly dividend of $0.06 per share on December 29, 2014 to all shareholders of record as of December 11, 2014. Marvell intends to pay its next quarterly dividend of $0.06 per share on April 2, 2015 to all shareholders of record as of March 12, 2015.

The payment of future quarterly cash dividends on Marvell’s common shares is subject to, among other things, the best interests of its shareholders, its results of operations, cash balances and future cash requirements, financial condition, developments in ongoing litigation, statutory requirements of Bermuda law, and other factors that the board of directors may deem relevant.

Key Fourth Quarter of Fiscal 2015 Product Announcements

¡	Marvell Launches Octa-Core 64-bit 5-Mode 4G LTE ARMADA Mobile PXA1936 System-on-Chip for High Performance Smartphones and Tablets Globally

¡	Marvell Launches Highly Integrated Quad-Core 64-bit ARMADA Mobile PXA1908 Platform for the Fast Growing 5-Mode 4G LTE Worldwide Mass Market

¡	Meizu Launches its Flagship MX4 Pro Premium 4G LTE Smartphone for China Mobile and China Unicom Powered by Marvell’s ARMADA Mobile 5-mode 4G LTE Solution

¡	Marvell Extends SSD Leadership by Delivering the World’s First DRAM-less NVMe SSD Controller for Mass Market Mobile Computing Solutions with Industry-Leading NANDEdge LDPC Technology Supporting TLC and 3D NAND

¡	Marvell Launches the World’s First Highly Integrated and Scalable Smart Home Cloud Center for Mobile Internet and Internet of Things

¡	Skyworth and China Telecom Launch the World’s First Smart TV with Embedded G.hn Powerline Connectivity Powered by Marvell

¡	Marvell Launches Industry’s First 802.11ac Wave-2 4x4 Processor Featuring 160 MHz Mode and MU-MIMO Extending Its Leadership in Carrier, Enterprise and Residential Wi-Fi Solutions

Conference Call

Marvell will be conducting a conference call on Thursday, February 19, 2015 at 1:45 p.m. Pacific Time to discuss results for the fourth fiscal quarter and fiscal year 2015. Interested parties may join the conference call by dialing 1- 866-318-8614 or 1-617-399-5133, pass-code 39424623. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until March 19, 2015.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other exit-related costs, litigation settlement, and certain one-time expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of share-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/anti-dilutive effects of common stock options and restricted stock units.

Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: Marvell’s expectations and statements regarding its financial outlook for the first quarter of fiscal 2016; its dividend program including the declaration of, timing of, funding of, payment of and quarterly amount of dividends; and its use of non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “can,” “will” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, among others: Marvell’s ability to compete in products and prices in an intensely competitive industry; Marvell’s reliance on the hard disk drive and mobile and wireless markets, which are highly cyclical and intensely competitive; costs and liabilities relating to current and future litigation; Marvell’s reliance on a few customers for a significant portion of its revenue; Marvell’s ability to develop and introduce new and enhanced products in a timely and cost effective manner and the adoption of those products in the market; seasonality in sales of consumer devices in which Marvell’s products are incorporated; uncertainty in the worldwide economic conditions; risks associated with manufacturing and selling a majority of Marvell’s products and Marvell’s customers’ products outside of the United States; and other risks detailed in Marvell’s SEC filings from time to time. When Marvell files its Annual Report on Form 10-K for the fiscal year ended January 31, 2015, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Quarterly Report on Form 10-Q for the quarter ended November 1, 2014 as filed with the SEC, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell

Marvell (NASDAQ: MRVL) is a global leader in providing complete silicon solutions and Kinoma® software enabling the “Smart Life and Smart Lifestyle.” From mobile communications to storage, Internet of Things (IoT), cloud infrastructure, digital entertainment and in-home content delivery, Marvell’s diverse product portfolio aligns complete platform designs with industry-leading performance, security, reliability and efficiency. At the core of the world’s most powerful consumer, network and enterprise systems, Marvell empowers partners and their customers to always stand at the forefront of innovation, performance and mass appeal. By providing people around the world with mobility and ease of access to services adding value to their social, private and work lives, Marvell is committed to enhancing the human experience.

As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information, please visit www.Marvell.com.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	January 31, 2015	November 1, 2014	February 1, 2014	January 31, 2015	February 1, 2014
Net revenue	$857,452	$930,136	$931,749	$3,706,963	$3,404,400
Cost of goods sold	417,131	454,974	477,252	1,843,706	1,663,730

Gross profit	440,321	475,162	454,497	1,863,257	1,740,670
Operating expenses:
Research and development	285,497	288,435	288,900	1,164,059	1,156,885
Selling and marketing	37,235	34,410	36,665	143,952	152,698
General and administrative	34,651	33,473	26,367	130,030	106,471
Amortization and write-off of acquired intangible assets	3,100	3,304	11,956	16,397	43,925

Total operating expenses	360,483	359,622	363,888	1,454,438	1,459,979

Operating income	79,838	115,540	90,609	408,819	280,691
Interest and other income, net	4,382	4,764	12,617	23,334	25,566

Income before income taxes	84,220	120,304	103,226	432,153	306,257
Provision (benefit) for income taxes	2,527	5,000	6,097	(3,193)	(9,063)

Net income	$81,693	$115,304	$97,129	$435,346	$315,320

Basic net income per share	$0.16	$0.22	$0.20	$0.85	$0.64

Diluted net income per share	$0.16	$0.22	$0.19	$0.84	$0.63

Shares used in computing basic earnings per share	513,574	513,859	497,620	511,089	496,518
Shares used in computing diluted earnings per share	522,112	519,907	510,449	520,760	504,413

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	January 31, 2015	February 1, 2014
Assets
Current assets:
Cash, cash equivalents and short-term investments	$2,529,555	$1,969,405
Accounts receivable, net	420,955	453,496
Inventories	308,162	347,861
Prepaid expenses and other current assets	85,368	68,458

Total current assets	3,344,040	2,839,220
Property and equipment, net	340,639	356,165
Long-term investments	10,226	16,279
Goodwill and acquired intangible assets, net	2,060,643	2,078,980
Other non-current assets	128,839	160,366

Total assets	$5,884,387	$5,451,010

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$282,899	$316,389
Accrued liabilities	286,357	273,170
Deferred income	68,120	61,747

Total current liabilities	637,376	651,306
Other non-current liabilities	100,922	123,794

Total liabilities	738,298	775,100

Shareholders’ equity:
Common stock	1,030	1,005
Additional paid-in capital	3,099,548	2,941,650
Accumulated other comprehensive income	308	597
Retained earnings	2,045,203	1,732,658

Total shareholders’ equity	5,146,089	4,675,910

Total liabilities and shareholders’ equity	$5,884,387	$5,451,010

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended		Year Ended
	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014
Cash flows from operating activities:
Net income	$81,693	$97,129	$435,346	$315,320
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,464	26,176	106,248	102,752
Share-based compensation	37,963	38,068	137,246	155,873
Amortization and write-off of acquired intangible assets	3,585	12,037	18,337	44,006
Other expense (income), net	(1,699)	2,184	(13,859)	8,178
Gain from sale of equity investment	—	(6,975)	—	(6,975)
Restructuring and exit-related cost	3,230	—	3,230	—
Excess tax benefits from share-based compensation	(67)	22	(145)	(20)
Changes in assets and liabilities:
Accounts receivable	25,719	13,233	48,994	(123,258)
Inventories	48,247	32,262	39,454	(97,188)
Prepaid expenses and other assets	4,087	8,365	(4,534)	23,377
Accounts payable	(60,808)	(88,520)	(43,871)	39,791
Accrued liabilities and other non-current liabilities	(12,189)	10,883	(34,224)	(9,627)
Accrued employee compensation	1,910	(19,752)	43,561	(5,787)
Deferred income	(2,714)	(24,623)	6,373	1,597

Net cash provided by operating activities	155,421	100,489	742,156	448,039
Cash flows from investing activities:
Purchases of available-for-sale securities	(344,023)	(146,143)	(1,128,319)	(837,892)
Sales and maturities of available-for-sale securities	248,215	149,533	826,310	995,039
Net proceeds from sale of a product line	—	6,306	—	6,306
Investments in privately-held companies	—	—	(701)	(1,869)
Cash paid for acquisitions, net	—	—	—	(2,551)
Purchases of technology licenses	(1,910)	(3,654)	(16,424)	(17,647)
Purchases of property and equipment	(14,415)	(13,310)	(63,030)	(66,593)

Net cash provided by (used in) investing activities	(112,133)	(7,268)	(382,164)	74,793
Cash flows from financing activities:
Repurchase of common stock (a)	(21,188)	—	(64,962)	(376,285)
Proceeds from employee stock plans	41,049	107,686	112,357	204,962
Minimum tax withholding paid on behalf of employees for net share settlement	(908)	(466)	(26,494)	(10,872)
Dividend payments to shareholders	(30,942)	(29,889)	(122,801)	(119,449)
Payments on technology license obligations	(4,382)	(1,110)	(13,010)	(7,411)
Excess tax benefits from share-based compensation	67	(22)	145	20

Net cash provided by (used in) financing activities	(16,304)	76,199	(114,765)	(309,035)

Net increase (decrease) in cash and cash equivalents	26,984	169,420	245,227	213,797

Cash and cash equivalents at beginning of period	1,183,993	796,330	965,750	751,953

Cash and cash equivalents at end of period	$1,210,977	$965,750	$1,210,977	$965,750

(a)	Marvell records all repurchases as well as investment purchases and sales, based on trade date in accordance with U.S. GAAP. Cash paid for repurchase of Marvell common shares includes a total of 1.4 million shares repurchased for $20.0 million in the fourth quarter of fiscal 2015, adjusted for the difference in repurchases made in the final three days of the current and previous quarters that are accrued but not yet paid due to the standard settlement period that normally takes up to three days.

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	January 31, 2015	November 1, 2014	February 1, 2014	January 31, 2015	February 1, 2014
GAAP net income	$81,693	$115,304	$97,129	$435,346	$315,320
Share-based compensation	37,963	34,294	38,068	137,246	155,873
Amortization and write-off of acquired intangible assets	4,025	4,229	12,184	20,097	44,153
Acquisition-related costs (a)	—	—	121	—	(62)
Restructuring and other exit-related costs (b)	3,412	1,203	947	10,438	7,288
Litigation settlement (c)	—	(2,398)	9,500	77	14,728
Other (d)	3,764	2,318	(6,975)	8,237	(6,975)

Non-GAAP net income	$130,857	$154,950	$150,974	$611,441	$530,325

GAAP weighted average shares - diluted	522,112	519,907	510,449	520,760	504,413
Non-GAAP adjustment	10,688	12,905	12,932	11,604	14,515

Non-GAAP weighted average shares diluted (e)	532,800	532,812	523,381	532,364	518,928

GAAP diluted net income per share	$0.16	$0.22	$0.19	$0.84	$0.63

Non-GAAP diluted net income per share	$0.25	$0.29	$0.29	$1.15	$1.02

GAAP gross profit:	$440,321	$475,162	$454,497	$1,863,257	$1,740,670
Share-based compensation	2,006	1,934	2,597	7,972	8,863
Amortization of acquired intangible assets	925	925	228	3,700	228
Litigation settlement (c)	—	(3,998)	9,500	(3,998)	14,228
Other (d)	1,000	—	—	1,000	—

Non-GAAP gross profit	$444,252	$474,023	$466,822	$1,871,931	$1,763,989

GAAP gross margin	51.4%	51.1%	48.8%	50.3%	51.1%
Share-based compensation	0.2%	0.2%	0.3%	0.2%	0.3%
Amortization of acquired intangible assets	0.1%	0.1%	—	0.1%	—
Litigation settlement (c)	0.0%	-0.4%	1.0%	-0.1%	0.4%
Other (d)	0.1%	—	—	—	—

Non-GAAP gross margin	51.8%	51.0%	50.1%	50.5%	51.8%

GAAP research and development:	$285,497	$288,435	$288,900	$1,164,059	$1,156,885
Share-based compensation	(25,590)	(24,198)	(27,087)	(94,432)	(109,432)
Acquisition-related costs (a)	—	—	(116)	—	205
Restructuring and other exit-related costs (b)	(67)	(88)	(829)	(5,249)	(5,442)

Non-GAAP research and development	$259,840	$264,149	$260,868	$1,064,378	$1,042,216

GAAP selling and marketing:	$37,235	$34,410	$36,665	$143,952	$152,698
Share-based compensation	(3,069)	(2,855)	(3,162)	(11,469)	(13,940)
Acquisition-related costs (a)	—	—	—	—	(79)
Restructuring and other exit-related costs (b)	—	—	—	—	(795)
Litigation settlement (c)	—	(1,600)	—	(1,600)	—

Non-GAAP selling and marketing	$34,166	$29,955	$33,503	$130,883	$137,884

GAAP general and administrative:	$34,651	$33,473	$26,367	$130,030	$106,471
Share-based compensation	(7,298)	(5,307)	(5,222)	(23,373)	(23,638)
Acquisition-related costs (a)	—	—	(5)	—	(64)
Restructuring and other exit-related costs (b)	(3,345)	(1,115)	(118)	(5,189)	(1,051)
Litigation settlement (c)	—	—	—	(2,475)	(500)
Other (d)	(2,764)	(2,318)	—	(7,237)	—

Non-GAAP general and administrative	$21,244	$24,733	$21,022	$91,756	$81,218

(a)	Acquisition-related costs include the amortization of retention bonuses required by the terms of an acquisition.
(b)	Restructuring and other exit-related costs include costs that qualify under U.S. GAAP as restructuring costs, as well as operating expenses related to assets classified as held-for-sale that did not qualify as discontinued operations.
(c)	The amounts recorded do not relate to Marvell’s litigation with Carnegie Mellon University.
(d)	Other includes costs associated with the surety bond to appeal the Carnegie Mellon University judgment and other costs.
(e)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the potential benefits of share-based compensation costs expected to be incurred in future periods but not yet recognized in the financial statements.

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP Outlook

(Unaudited)

(In millions, except per share amounts)

Q1 FY2016 Outlook
Note: Amounts represent the midpoint of the expected range

GAAP gross margin	50.1%
Share-based compensation, amortization of intangible assets and other	0.4%

Non-GAAP gross margin	50.5%

Q1 FY2016 Outlook

GAAP operating expenses	$360
Share-based compensation, restructuring, amortization of intangible assets and other	(40)

Non-GAAP operating expenses	$320

Q1 FY2016 Outlook

GAAP diluted earnings per share	$0.09
Share-based compensation, restructuring, amortization of intangible assets and other	0.09

Non-GAAP diluted earnings per share	$0.18